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                                                                   EXHIBIT 99.01

                                 RESIDUAL VALUE OBLIGATION

           QUARTERLY CERTIFICATE FOR THE QUARTER ENDED MARCH 31, 2002

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:     January 15, 2002      February 15, 2002       March 15, 2002

Allocation Dates during quarter:                      January 16, 2002      February 18, 2002       March 18, 2002

Payment Date during quarter:                                                                                    NA

AFCC Amount at beginning of quarter:                                                            $      526,682,856

AFCC Amount at end of quarter:                                                                  $      557,754,108

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ON THE PAYMENT DATE DURING THE QUARTER:

Accrued RVO Payment Amount as of the immediately
  preceding Allocation Date:                                                                    $                -

Interest accrued on Accrued RVO Payment Amount since
  immediately preceding
Allocation Date:                                                                                $                -

Accrued RVO Payment Amount as of such Payment Date:                                             $                -

Number of RVO's outstanding as of the applicable
  record date                                                                                   N/A

Payment per RVO:                                                                                $                -

==================================================================================================================

AS OF THE FIRST ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

     Residual Cash Flow Allocated for current period less previous Cumulative Residual          $        2,303,060
                Cash Flow not covered by allocation (carried forward)
     Cumulative Residual Cash Flow not covered by allocation (to be carried forward)            $                -

     Excess Litigation Reserve allocated:                                                       $                -

RVO EXPENSES:

     Residual Cash Flow allocated to RVO Expenses:                                              $            5,433

     Cumulative RVO Expenses not covered by allocation (to be carried forward):                 $                -

LITIGATION EXPENSES:

     Residual Cash Flow allocated to Litigation Expenses:                                       $          460,062

     Cumulative Litigation Expenses not covered by allocation (to be carried forward):          $                -

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
AFCC AMOUNT:

     AFCC Amount at end of immediately preceding Allocation Date:                               $      526,682,856
     Plus: Correction for prior period due to Cumulative Residual Cashflow not covered
       by allocation (to be carried forward)                                                    $       27,350,036
                                                                                                ------------------
                                                                                                $      554,032,892
         plus: AFCC Interest added on immediately preceding Securitization
               Distribution Date:                                                               $        6,925,411

         less: Residual Cash Flow allocated to AFCC Amount:                                     $       (1,837,565)

     AFCC Amount after allocation:                                                              $      559,120,738

ACCRUED RVO PAYMENT AMOUNT:

     Residual Cash Flow allocated to Accrued RVO Payment Amount on such
     Allocation Date:                                                                           $                -

         plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
               Date on which RVO Payments were made:                                            $                -

     Accrued RVO Payment Amount on such Allocation Date:                                        $                -

==================================================================================================================

AS OF THE SECOND ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

     Residual Cash Flow allocated for current period                                            $        8,892,414

     Cumulative Residual Cash Flow not covered by allocation (to be carried forward)            $                -

     Excess Litigation Reserve allocated:                                                       $                -

RVO EXPENSES:

     Residual Cash Flow allocated to RVO Expenses:                                              $                -

     Cumulative RVO Expenses not covered by allocation (to be carried forward):                 $                -

LITIGATION EXPENSES:

     Residual Cash Flow allocated to Litigation Expenses:                                       $               (0)

     Cumulative Litigation Expenses not covered by allocation (to be carried forward):          $                -

AFCC AMOUNT:

     AFCC Amount at end of immediately preceding Allocation Date:                               $      559,120,738

         plus: AFCC Interest added on immediately preceding Securitization
               Distribution Date:                                                               $        6,989,009

         less: Residual Cash Flow allocated to AFCC Amount:                                     $       (8,892,414)

     AFCC Amount after allocation:                                                              $      557,217,333

ACCRUED RVO PAYMENT AMOUNT:

     Residual Cash Flow allocated to Accrued RVO Payment Amount on such
     Allocation Date:                                                                           $                -

         plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
               Date on which RVO Payments were made:                                            $                -

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
     Accrued RVO Payment Amount on such Allocation Date:                                        $                -

==================================================================================================================

AS OF THE THIRD ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

     Residual Cash Flow allocated for current period                                            $        6,428,442

     Cumulative Residual Cash Flow not covered by allocation (to be carried forward)            $                -

     Excess Litigation Reserve allocated:                                                       $                -

RVO EXPENSES:

     Residual Cash Flow allocated to RVO Expenses:                                              $                -

     Cumulative RVO Expenses not covered by allocation (to be carried forward):                 $                -

LITIGATION EXPENSES:

     Residual Cash Flow allocated to Litigation Expenses:                                       $               (0)

     Cumulative Litigation Expenses not covered by allocation (to be carried forward):          $                -

AFCC AMOUNT:

     AFCC Amount at end of immediately preceding Allocation Date:                               $      557,217,333

         plus: AFCC Interest added on immediately preceding Securitization
               Distribution Date:                                                               $        6,965,217

         less: Residual Cash Flow allocated to AFCC Amount:                                     $       (6,428,442)

     AFCC Amount after allocation:                                                              $      557,754,108

ACCRUED RVO PAYMENT AMOUNT:

     Residual Cash Flow allocated to Accrued RVO Payment Amount on such
     Allocation Date:                                                                           $                -

         plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
               Date on which RVO Payments were made:                                            $                -

     Accrued RVO Payment Amount on such Allocation Date:                                        $                -

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